UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 1, 2012 (January 30, 2012)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street

Phoenix, Arizona 85034

(Address of principal executive offices)

(480) 643-2000

(Registrant’s Telephone Number, Including Area Code)

6600 Port Road

Groveport, Ohio 43125

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pinnacle Data Systems, Inc. (the “Company”) is filing this Current Report on Form 8-K in connection with the completion of the acquisition of the Company by Avnet, Inc. (“Avnet”), pursuant to the Agreement and Plan of Merger, dated November 10, 2011 (the “Merger Agreement”), by and among the Company, Avnet and AIR Acquisition Corp., a wholly owned subsidiary of Avnet (“Merger Sub”). The Company and Avnet previously announced entry into the Merger Agreement on November 10, 2011.

The Merger Agreement was adopted and the principal terms of the Merger (as defined below) were approved by the Company’s shareholders at a special shareholders meeting held on January 25, 2011. At the effective time of the Merger on January 30, 2012 (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), and the Company became a wholly owned subsidiary of Avnet.

Item 1.02	Termination of a Material Definitive Agreement.

On January 30, 2012, in connection with the consummation of the Merger described above, the Company terminated that certain Credit Agreement by and between the Company and Wells Fargo Bank, National Association dated March 24, 2011 (the “Loan Agreement”).

The Loan Agreement provided for a revolving credit facility with a maximum line of credit of $3.0 million. On the date of the termination, the Company made a final payment of all borrowings outstanding under the Loan Agreement. In addition, the Company did not incur any early termination penalties in connection with the termination of the Loan Agreement.

The Loan Agreement was described in more detail in, and previously filed as Exhibit 10.1 to, the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 29, 2011.

Also on January 30, 2012, the Company entered into a Warrant Termination Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Warrant Termination Agreement”), with each of Berlin Financial, Ltd., Lake Street Fund, LP and Midsouth Investor Fund, L.P. (each an “Investor”, and together the “Investors”). The Warrant Termination Agreement entered into with each Investor terminated, at the Effective Time, those certain warrants that were issued by the Company to the Investors on December 20, 2007, which granted the Investors the right to purchase in the aggregate 375,000 shares of the Company’s common stock at an adjusted exercise price of $3.03 per share (the “Warrants”). As a result of the termination of the Warrants, each Investor no longer has any right or interest to acquire any equity of the Company.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of the Warrant, which was filed as Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on December 21, 2007.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 30, 2012, pursuant to the terms of the Merger Agreement, the Company merged with Merger Sub, with the Company as the surviving corporation. As a result of the Merger, the Company is a wholly owned subsidiary of Avnet, and each share of the Company’s common stock issued and outstanding immediately before the Effective Time, other than shares held by Avnet, Merger Sub, the Company or any subsidiary of the Company and other than shares held by any shareholders of the Company who properly exercised dissenter’s or appraisal rights with respect thereto in accordance with applicable law, was automatically cancelled and converted into the right to receive $2.40 in cash, without interest and less any applicable withholding taxes.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the completion of the Merger, the Company notified NYSE Amex on January 30, 2012 that the Merger was completed. Trading of the Company’s common stock on NYSE Amex has been suspended. Following completion of the Merger, NYSE Amex filed with the SEC an application on Form 25 to remove the Company’s common stock from listing on the NYSE Amex and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time and as a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time, other than shares held by Avnet, Merger Sub, the Company or any subsidiary of the Company and other than shares held by any shareholders of the Company who properly exercised dissenter’s or appraisal rights with respect thereto in accordance with applicable law, was automatically cancelled and converted into the right to receive $2.40 in cash, without interest and less any applicable withholding taxes.

Additionally at the Effective Time and as a result of the Merger, with respect to options outstanding immediately prior to the Effective Time, each option having an exercise price per share less than $2.40 was converted into the right to receive, without interest and less any applicable withholding taxes, a cash amount equal to the product of (a) the excess of $2.40 over the exercise price per share of such option, and (b) the total number of shares of the Company’s common stock subject to such option.

At the Effective Time, holders of shares of common stock and options of the Company ceased to have any rights as holders of common stock or options (other than their right to receive the cash consideration in accordance with the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

At the Effective Time, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Avnet, as described in Item 2.01 of this Current Report on Form 8-K. The aggregate merger consideration to be paid by Avnet for all outstanding shares of the Company’s common stock in connection with the Merger is approximately $19.0 million. The merger consideration will be paid by Avnet from its cash on hand.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on January 30, 2012, each member of the Company’s board of directors and each officer of the Company ceased to be a director or officer of the Company, and the directors and officers of Merger Sub immediately prior to the Effective Time became the initial directors and officers of the surviving corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and restated in their entirety, and the code of regulations of Merger Sub in effect immediately prior to the Effective Time became the code of regulations of the Company.

The Company’s articles of incorporation and code of regulations, as of the Effective Time, are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference in response to this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Pinnacle Data Systems, Inc.

3.2	Amended and Restated Code of Regulations of Pinnacle Data Systems, Inc.

10.1	Form of Warrant Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC. (Registrant)

/s/ Raymond Sadowski
Raymond Sadowski, Vice President

Dated: February 1, 2012